UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2007

CHINO COMMERCIAL BANCORP

(Exact name of registrant as specified in its charter)

CA	000-52098	20-4797048
(State of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

14345 Pipeline Avenue
Chino, California		91710
Address of Principal Executive Offices		Zip Code

(909) 393-8880 Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On July 23, 2007 the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Exhibit 99.1.

Press release dated July 23, 2007

For Release July 23, 2007 OTC BB: “CCBC”

CHINO COMMERCIAL BANCORP REPORTS SECOND QUARTER EARNINGS

     Chino, California… The Board of Directors of Chino Commercial Bancorp, the parent company of Chino Commercial Bank NA, announced the results of operations for the second quarter ended June 30, 2007 with net earnings of $225,207 as compared with net earnings of $277,642 for the same quarter of 2006. The net earnings for the most recent quarter represent $0.29 per diluted share, as compared with $0.31 per diluted share, or reduction of 6.45% from the same quarter last year. Earnings year-to-date were $402,990 or $0.50 per diluted share as compared with net earnings of $542,173 or $0.61 per diluted share for the same period last year.

     The reduction in net income for the second quarter was caused in part by an FDIC assessment of $20,519 and interest expense on trust preferred securities of $50,962 which were not present during the same quarter last year. The year-to-date earnings were also impacted by a provision for loan loss reserves during the first quarter of $77,174 coupled with the FDIC assessment in the second quarter as well as $101,925 in interest expense on trust preferred securities. These combined expenses, which were not experienced in 2006 lowered pre-tax earnings by roughly $122,400 in the second quarter, and $154,400 year-to-date.

     Dann H. Bowman, President and Chief Executive Officer stated “The formation of the Bank holding company last year, and certain regulatory expenses year-to-date make a direct comparison with last year’s operations difficult; however, we are very pleased with the fundamentals of the Bank. At the end of the quarter the Bank had no delinquent or non-performing loans, no loans on non-accrual and no credit losses year-to-date.

     Net earnings for the six months ended June 30, 2007 represent a return on average equity of 12.82% and a return on average assets of 0.93% compared to net earnings for the six months ended June 30, 2006 which represented a return on average equity of 15.46% and return on average assets of 1.22% .

Financial Condition

     At June 30, 2007, total assets were $84.9 million, a decline of $5.6 million or 6.2% from December 31, 2006.

     Loans decreased $2.2 million during the first half of 2007 from $51.8 million at December 31, 2006 to an outstanding balance of $49.6 million at June 30, 2007. This represents a 4.2% decrease. Although the outstanding balances decreased, the committed but undisbursed portion of loans increased $3.3 million.

     Total deposits declined by 4.9% to $75.6 million at June 30, 2007, a decrease from $79.5 million at December 31, 2006. The Company’s core deposits represent 96.9% of the total deposits.

Earnings

     The Company posted net interest income for quarters ended June 30, 2007 and June 30, 2006 of $1,112,620 and $1,162,162, respectively. For six months ended June 30, the Company posted net interest income of $2,186,896 and $2,263,883 for 2007 and 2006, respectively. Average interest-earning assets were $76.7 million with average interest-bearing liabilities of $29.9 million yielding a net interest margin of 5.69% for the six months ended June 30, 2007 as compared to average interest-bearing assets of $80.5 million with average interest-bearing liabilities of $23.6 million yielding a net interest margin of 5.62% for the six months ended June 30, 2006.

     Non-interest income totaled $229,289 for the three months ended June 30, 2007, or a 46.1% increase from $156,963 earned during the second quarter of 2006. Non-interest income increased 45.3% for the six months ended June 30, 2007 totaling $441,159 as compared to $303,720 for the six ended June 30, 2006. Service charges on deposit accounts accounted for the majority of the increase in non-interest income.

     General and administrative expenses were $983,390 and $1,921,069 for the three and six months ended June 30, 2007 as compared to $844,139 and $1,647,377 for the three and six months ended June 30, 2006. The largest component of general and administrative expenses was salary and benefits expense of $496,303 for the second quarter of 2007 as compared to $433,195 for the three months ended June 30, 2006. Year-to-date comparisons of salary and benefits expense reports $978,155 for six months ended June 2007 and $842,343 for the same period in 2006. The increase in Salaries and benefits expenses was reflective of staff increases, salary increases, incentive compensation, and the increase in retirement plan accruals.

     Income tax expense was $138,561 and $243,352 for the three and six months June 30, 2007 as compared to $177,844 and $349,803 for the same periods of 2006. The effective income tax rate for 2007 and 2006 is approximately 39%.

Forward-Looking Statements

     The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about the Bank’s plans, objectives, management’s expectations, intentions, relationships, opportunities, and technology and market condition statements. When used in these presentations, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning, or future or conditional verbs, such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

CHINO COMMERCIAL BANCORP
CONSOLIDATED BALANCE SHEET
June 30, 2007 and December 31, 2006
(unaudited)
	June 30, 2007	December 31, 2006
ASSETS:
Cash and due from banks	$6,044,733	$4,201,391
Federal funds sold	11,345,000	10,775,000
Cash and cash equivalents	17,389,733	14,976,391
Interest-bearing deposits in other banks	496,000	2,541,000
Investment securities available for sale	8,470,207	11,839,152
Investment securities held to maturity (fair value approximates
$4,264,000 at March 31, 2007 and $4,696,000 at December 31, 2006)	4,372,852	4,784,277
Total investments	13,339,059	19,164,429
Loans
Construction	1,720,521	1,925,067
Real estate	36,445,989	37,521,967
Commercial	10,599,833	11,655,290
Installment	823,157	670,765
Unearned fees and discounts	(113,495)	(136,046)
Allowance for loan losses	(676,452)	(615,808)
Total loans	48,799,553	51,021,235
Restricted stock	643,250	627,500
Accrued interest receivable	294,285	385,764
Fixed assets, net	2,172,077	2,222,503
Prepaid & other assets	2,216,604	2,076,976
Total assets	$84,854,561	$90,474,798

LIABILITIES:
Deposits
Non-interest bearing	$49,080,460	$53,845,147
Interest Bearing	26,480,027	25,608,988
Total deposits	75,560,487	79,454,135
Accrued interest payable	57,283	61,477
Accrued expenses & other payables	431,725	412,745
Subordinated debentures	3,093,000	3,093,000
Total liabilities	79,142,495	83,021,357
STOCKHOLDERS' EQUITY
Common stock, authorized 10,000,000 shares with no par value, issued and outstanding 714,732 shares and 808,214 shares at June 30, 2007
and December 31, 2006, respectively.	2,868,257	5,022,984
Retained earnings	2,910,363	2,507,373
Accumulated other comprehensive loss	(66,554)	(76,916)
Total equity	5,712,066	7,453,441
Total liabilities & equity	$84,854,561	$90,474,798

CHINO COMMERCIAL BANCORP
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	For the three months ended		For the six months ended
	June 30		June 30
	2007	2006	2007	2006
Interest income
Interest on investment scurities	$149,129	$304,404	$314,051	$597,278
Interest on Federal funds and Due From Banks Time	155,723	108,702	298,866	186,576
Interest and fee income on loans	1,025,614	865,034	2,002,785	1,676,213
Total interest income	1,330,466	1,278,140	2,615,702	2,460,067
Interest expense
Deposits	166,584	115,678	326,281	195,584
Other borrowings	51,262	300	102,525	600
Total interest expense	217,846	115,978	428,806	196,184
Net interest income	1,112,620	1,162,162	2,186,896	2,263,883
Provision for loan losses	(5,249)	19,500	60,644	28,250
Net interest income after
provision for loan losses	1,117,869	1,142,662	2,126,252	2,235,633
Non-interest income
Service charges on deposit accounts	194,739	134,926	372,421	263,874
Other miscellaneous fee income	7,693	4,793	16,803	7,921
Dividend income from restricted stock	11,638	1,740	20,513	1,740
Income from bank owned life insurance	15,219	15,504	31,422	30,185
Total non-interest income	229,289	156,963	441,159	303,720
General and administrative expenses
Salaries and employee benefits	496,303	433,195	978,155	842,373
Occupancy and equipment	87,083	97,314	180,323	201,953
Data and item processing	78,768	61,753	145,358	122,711
Advertising and marketing	35,845	25,529	75,371	39,978
Legal and professional fees	85,018	45,541	155,369	89,363
Insurance	8,187	6,196	14,545	12,340
Directors' fees and expenses	19,800	22,285	40,250	44,356
Other expenses	172,386	152,326	331,698	294,303
Total general & administrative expenses	983,390	844,139	1,921,069	1,647,377
Income before income tax expense	363,768	455,486	646,342	891,976
Income tax expense	138,561	177,844	243,352	349,803
Total income	$225,207	$277,642	$402,990	$542,173
Basic earnings per share	$0.31	$0.34	$0.54	$0.66
Diluted earnings per share	$0.29	$0.31	$0.50	$0.61

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 23, 2007

By: /s/ Sandra F. Pender Sandra F. Pender Vice President and Chief Financial Officer